EXHIBIT 10.2

SEPARATION AGREEMENT AND GENERAL RELEASE
DELTA AIR LINES, INC. 2007 OFFICER AND DIRECTOR SEVERANCE PLAN

1.    Agreement. I, [Insert Name], the undersigned and individual named on the signature page hereto, wish to accept the benefits being offered by Delta Air Lines, Inc. ("Delta") under the Delta Air Lines, Inc. 2007 Officer and Director Severance Plan, (the "Plan"). In agreeing to participate in the Plan, I acknowledge I have carefully reviewed the provisions of the Plan, as well as this Separation Agreement and General Release ("Agreement"). I believe both the Agreement and the Plan are in my best interest and I acknowledge entering into this Agreement voluntarily and without coercion.

2.    Severance Benefits. In exchange for voluntarily executing and returning this Agreement to Delta, and satisfying all eligibility criteria set forth in the Plan, Delta will provide me with the benefits as described in the Plan, (a) subject to the required withholding and payment of all applicable federal, state and local taxes and (b) with no tax reimbursement by Delta related to any travel privileges or any other benefits provided under the Plan. I acknowledge and agree that Delta will have no obligation to provide me with any benefits in connection with my employment relationship with Delta, or the termination of that relationship, except as described in the Plan, as modified by this Agreement (other than retirement and equity-based benefits in accordance with the respective terms of any retirement and equity-based benefits plan in which I participated during my employment with Delta).

3.    General Waiver and Release. In exchange for the benefits which Delta is providing under this Agreement and the Plan, I hereby agree as follows:

a.    Except for the rights and obligations provided by or arising under this Agreement, the Delta Retirement Plan, the Delta Family-Care Savings Plan, the Delta Air Lines, Inc. 2007 Performance Compensation Plan, or any right I may have to indemnification by Delta, I hereby release, acquit, withdraw, retract and forever discharge any and all claims, or causes of action which I now have or may have hereafter, directly or indirectly, personally or in a representative capacity, against Delta, including its predecessors and successors, and its subsidiaries and affiliates and all of each entity’s respective administrators, fiduciaries, parents, subsidiaries, plans, affiliates, officers, directors, shareholders, representatives, agents, employees, and all persons acting through or in connection with Delta (each a "Released Party") by reason of any matter, conduct, claim, event, act, omission, cause or thing whatsoever, from the beginning of time to, and including, the date of execution of this Agreement. This general release includes, but is not limited to, all claims, manner of actions, and causes of action which arise under Title VII of the Civil Rights Act of 1964, as amended; The Age Discrimination in Employment Act of 1967, as amended; The Americans with Disabilities Act; The Rehabilitation Act of 1973, as amended; The Family & Medical Leave Act; The Worker Adjustment and Retraining Notification Act; 42 U.S.C. §§ 1981 through 1988; the Employee Retirement Income Security Act of 1974, as amended, any other federal, state or local statute or ordinance respecting discriminatory hiring or employment practices or civil rights laws based on protected class status; common law claims of intentional or negligent infliction of emotional distress, defamation, negligent hiring, breach of contract, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, or wrongful termination of employment; and all other claims of any type or nature, including any claim in contract or tort, and including any claim for attorneys' fees. I understand and intend that this General Release shall discharge all claims against the Released Parties to the extent permitted by law, but shall not discharge claims arising out of any events which may occur after the date of execution of this Agreement.

b.    Except as necessary to enforce the terms of this Agreement, I agree that neither I, nor anyone acting on my behalf, will sue any Released Party based on any claim released under this Agreement. In the event that I sue, or anyone acting on my behalf sues, any Released Party based on any claim released under this Agreement, I will hold each Released Party harmless from any claim asserted in such lawsuit and will accept no payment or other benefit as a result of such lawsuit or any settlement thereof.

4.    No Admissions. This Agreement is not to be construed in any way as an admission by any of the Released Parties that they have violated any federal, state, or local law, ordinance, regulation, or policy.

5.    ADEA Waiver. I understand that there may be numerous, valuable rights under federal and state law, including rights under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq., which I am waiving by executing this Agreement. In connection with this, I hereby certify that:

a.    This Agreement and the Plan are written in a manner that is understandable to me;

b.    I am receiving valuable consideration under this Agreement to which I would not otherwise be entitled;

c.     I have been advised in writing to consult with an attorney prior to executing this Agreement;

d.    I understand that this Agreement is a general release of Delta and the other Released Parties from any past or existing claim or potential claim including any claim or potential claim relating to my employment relationship with Delta, and termination of that relationship;

e.    I have been given a period of forty-five (45) days in which to consider whether to sign this Agreement and to consult with an attorney, accountant, tax advisor, spouse, or any other person. I have either used this full forty-five (45) day period to consider this Agreement, or have voluntarily chosen to execute this Agreement before the end of that period;

f.    I understand I have seven (7) calendar days after signing this Agreement to revoke this Agreement (the “Revocation Period”). To revoke this Agreement, I must notify Delta of the intent to revoke through a signed statement delivered to Rob Kight, Delta Air Lines, Inc., ATG Department 948, 1030 Delta Blvd., Atlanta, Georgia 30354-6001, or to such other person and address as Delta may designate in writing, on or before the last day of the Revocation Period. I acknowledge that this Agreement will not take effect until the day after the Revocation Period has expired, provided that I have not exercised my revocation right. If I revoke this Agreement, it shall immediately be void and of no further force or effect and I will not receive the Severance Benefits referred to in Section 2 of this Agreement; otherwise, this Agreement will be fully effective and enforceable as of the day after the Revocation Period. [Note: if employee is based in or resides in Minnesota—revocation period must be 15 days to be valid under the Minnesota Human Rights Act]

6.    Return of Property. I agree that all property belonging to Delta, including records, files, memoranda, reports, personnel information (including benefit files, training records, customer lists, operating procedure manuals, safety manuals, financial statements, price lists and the like), relating to the business of Delta, which I have come in contact with in the course of my employment (hereinafter "Delta's Materials") shall, as between the parties hereto, remain the sole property of Delta. I hereby warrant that I have returned all originals and copies of Delta's Materials to Delta.

7.    Cooperation. I agree that I shall, to the extent requested in writing and reasonable under the circumstances, cooperate with and serve in any capacity requested by Delta in any pending or future litigation in which Delta has an interest, and regarding which I, by virtue of my employment with Delta, have knowledge or information relevant to the litigation. Delta shall reimburse me for reasonable and necessary out-of-pocket expenses that I incur in connection with such cooperation.

8.    Trade Secrets. I hereby acknowledge that during the term of my employment with Delta, I had access to and acquired knowledge of secret, confidential and proprietary information regarding, Delta and its business that fits within the definition of “trade secrets” under the law of the State of Georgia, including, without limitation, information regarding Delta’s present and future operations, its financial operations, marketing plans and strategies, alliance agreements and relationships, its compensation and incentive programs for employees, and the business methods used by Delta and its employees, and other information which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (each, a “Trade Secret”). I hereby agree that, for so long as such information remains a Trade Secret as defined by Georgia law, I will hold in a fiduciary capacity for the benefit of Delta and shall not directly or indirectly make use of, on my own behalf or on behalf of others, any Trade Secret, or transmit, reveal or disclose any Trade Secret to any person, concern or entity. Nothing in this Agreement is intended, or shall be construed, to limit the protections of any applicable law protecting trade secrets.

9.    Confidential or Proprietary Information. I further agree that I will hold in a fiduciary capacity for the benefit of Delta, and, during the two year period beginning on the date I sign this Agreement (the “Effective Date”), shall not directly or indirectly use or disclose, any Confidential or Proprietary Information, as defined hereinafter, that I may have acquired (whether or not developed or compiled by me and whether or not I was authorized to have access to such Confidential or Proprietary Information) during the term of, in the course of, or as a result of my employment by Delta. Subject to the provisions set forth below, the term “Confidential or Proprietary Information” as used in this Agreement means the following secret, confidential and proprietary information of Delta not otherwise included in the definition of Trade Secret: all marketing, alliance, advertising and sales plans and strategies; all pricing information; all financial, advertising and product development plans and strategies; all compensation and incentive programs for employees; all alliance agreements, plans and processes; all plans, strategies, and agreements related to the sale of assets; all third party provider agreements, relationships, and strategies; all business methods and processes used by Delta and its employees; all personally identifiable information regarding Delta employees, contractors and applicants; and all lists of actual or potential customers or suppliers maintained by Delta. The term “Confidential and Proprietary Information” does not include information that has become generally available to the public by the act of one who has the right to disclose such information. Nothing in this Agreement is intended, or shall be construed, to limit the protections of any applicable law protecting confidential or proprietary information.

10.    Employee Non-Solicitation Agreement. During the one-year period following the Effective Date, I will not directly or indirectly (on my own behalf or on behalf of any other person, company, partnership, corporation or other entity), employ or solicit for employment any individual who is a management or professional employee of Delta for employment with any entity or person other than Delta or its subsidiaries or solicit, encourage or induce any such person to terminate their employment with Delta and its subsidiaries. The restrictions set forth in this Section shall be limited to those Company management or professional employees who: (i) were employed by Delta during my employment in a supervisory or administrative job; and (ii) with whom I had material professional contact during my employment with Delta.

11.    Non-Competition Agreement. During the one-year period following the Effective Date, I will not on my own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, provide the same or substantially similar services, as an employee, consultant, partner, or in any other capacity, to any of the following entities, which I hereby acknowledge are all competitors of Delta: AMR Corporation, American Airlines, Inc., Continental Airlines, Inc., Southwest Airlines Co., UAL Corporation, United Air Lines, Inc., US Airways, Inc., Jet Blue Airways, Inc., AirTran Airways, Inc., or Northwest Airlines, Inc. (individually and collectively, the “Competitor”). This restriction shall only apply to the extent that I may not provide services to the Competitor: (a) while working within a fifty (50) mile radius of the city limits of Atlanta, Georgia; or (b) while working out of or within a fifty (50) mile radius of the corporate headquarters of the Competitor.

12.    Arbitration. I hereby agree that except as expressly set forth below, all disputes and any claims arising out of or under or relating to this Agreement, including without limitation any dispute or controversy as to the validity, interpretation, construction, application, performance, breach or enforcement of this Agreement or any of its terms, shall be submitted for, and settled by, mandatory, final and binding arbitration in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association. Unless an alternative locale is otherwise agreed to in writing by the parties to this Agreement, the arbitration shall be conducted in the City of Wilmington, Delaware. The arbitrator will apply Delaware law to the merits of any dispute or claim, without reference to rules of conflict of law. Any award rendered by the arbitrator shall provide the full remedies available to the parties under the applicable law and shall be final and binding on each of the parties hereto and their heirs, executors, administrators, successors and assigns and judgment may be entered thereon in any court having jurisdiction. I hereby consent to the personal jurisdiction of the state and federal courts located in the State of Delaware for any action or proceeding arising from or relating to any arbitration under this Agreement. The prevailing party in any such arbitration shall be entitled to an award by the arbitrator of all reasonable attorneys’ fees and expenses incurred in connection with the arbitration. However, Delta will pay all fees associated with the American Arbitration Association and the arbitrator. All parties must initial here for this Section 12 to be effective:

___________________   [Name]
___________________   Delta Air Lines, Inc.

13.    Injunctive Relief in Aid of Arbitration; Forum Selection. I hereby acknowledge and agree that the provisions contained in Sections 8, 9, 10, and 11 of this Agreement are reasonably necessary to protect the legitimate business interests of Delta, and that any breach of any of these provisions will result in immediate and irreparable injury to Delta for which monetary damages will not be an adequate remedy. I further acknowledge that if any such provision is breached or threatened to be breached, Delta will be entitled to seek a temporary restraining order, preliminary injunction or other equitable relief in aid of arbitration in any court of competent jurisdiction without the necessity of posting a bond, restraining me from continuing to commit any violation of the covenants, and I hereby irrevocably consent to the jurisdiction of the state and federal courts of the State of Delaware, with venue in Wilmington, which shall have jurisdiction to hear and determine any claim for a temporary restraining order, preliminary injunction or other equitable relief brought against me by Delta in aid of arbitration.

14.    Consequences of Breach. Furthermore, I acknowledge that, in partial consideration for the payments and benefits described in the Plan and this Agreement, Delta is requiring that I agree to and comply with the terms of Sections 8 through 11 and I hereby agree that without limiting any of the foregoing, should I violate any of the terms of Sections 8 through 11 hereof , I: (a) will not be entitled to and shall not receive any benefits under the Plan and this Agreement; and (b) shall repay to Delta all cash compensation I have received under this Agreement.

15.    Tolling. I further agree that in the event the enforceability of any of the restrictions as set forth in Sections 9, 10, or 11 of this Agreement are challenged and I am not preliminarily or otherwise enjoined from breaching such restriction(s) pending a final determination of the issues, then, if an arbitrator finds that the challenged restriction(s) is enforceable, the time period set forth in such Section(s) shall be deemed tolled upon the filing of the arbitration or action seeking injunctive or other equitable relief in aid of arbitration, whichever is first in time, until the dispute is finally resolved and all periods of appeal have expired.

16    Governing Law. Unless governed by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws of that State.

17.    Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, I HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF, UNDER, IN CONNECTION WITH, OR IN ANY WAY RELATED TO THIS AGREEMENT. THIS INCLUDES, WITHOUT LIMITATION, ANY DISPUTE CONCERNING ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF DELTA OR ME, OR ANY EXERCISE BY DELTA OR ME OF OUR RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THIS AGREEMENT. I FURTHER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR DELTA TO ISSUE AND ACCEPT THIS AGREEMENT.

18.    No Statements. I agree that I will not make any oral or written statement to the news media, in any public forum, or to any business competitive with Delta, concerning any actions or inactions by Delta, or any of its present or former subsidiaries or affiliates or any of its present or former officers, directors or employees, relative to Delta’s compliance with any state, federal or local law or rule. I further agree that I will not make any oral or written statement or take any other action which disparages or criticizes Delta, or any of its present or former subsidiaries or affiliates or any of its present or former officers, directors or employees, including, but not limited to any such statement which damages Delta’s good reputation or impairs its normal operations. I further agree that I will not initiate or solicit claims against Delta, or otherwise directly or indirectly encourage or support any claim that has been or in the future is asserted by a third party against Delta.

19.    Validity; Severability. In the event that one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions in this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

20.    Entire Agreement. This Agreement sets forth the entire Agreement between me and Delta and supersedes any other written or oral agreement. No representations, statements, or inducements have been made to me concerning this Agreement other than the representations and statements contained and memorialized in this Agreement.

IN WITNESS WHEREOF, Delta has executed this Agreement on the _____ day of __________________, _____, and [Name] has executed this Agreement on the date indicated below.

(Employee signature)
Name:_______________________________________
Date: _______________________________________

Robert L. Kight
Vice President - Compensation and Benefits
Delta Air Lines, Inc.

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